AMENDMENT TO OPTION AGREEMENT

    THIS AMENDMENT TO OPTION AGREEMENT (the "Amendment") is made and entered into this 22nd day of December 1999, by and between Flanders Corporation, a North Carolina corporation (formerly known as Elite Acquisitions, Inc.) ("Flanders Corporation"), Flanders Filters, Inc., a North Carolina corporation ("Flanders Filters") (Flanders Corporation and Flanders Filters are sometimes hereinafter collectively referred to as the "Company"), and Steven Clark ("Clark" or the "Executive"). In this Amendment, Flanders Corporation, Flanders Filters, and Clark, together with their successors and permitted assignees, are separately referred to as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

    WHEREAS, Flanders Corporation, Flanders Filters and Clark entered into an Option Agreement (the "Agreement") dated February 22, 1996.

    WHEREAS, Flanders Corporation, Flanders Filters and Clark amended the Agreement on December 22, 1999; and

    WHEREAS, Flanders Corporation, Flanders Filters and Clark desire to further amend the Agreement upon the terms provided herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

    1.  AMENDMENT TO EXPIRATION DATE.

    The expiration date of the Option Agreement shall end on February 22, 2006.

    2.  NUMBER OF SHARES

    The number of shares shall remain 1,000,000 which may be purchased pursuant to the Agreement.

Dated: 12/22/99                         /s/ Steven K. Clark
                                        Steven K. Clark